                                                                   Exhibit 10.12


                                     LEASE
                       (Single Tenant; Stand-Alone; Net)

                                   BETWEEN

                              THE IRVINE COMPANY

                                      AND

                               ENDWAVE CORPORATION

                                 INDEX TO LEASE

ARTICLE I.  BASIC LEASE PROVISIONS...........................................1

ARTICLE II.  PREMISES........................................................2
       SECTION 2.1.     LEASED PREMISES......................................2
       SECTION 2.2.     ACCEPTANCE OF PREMISES...............................2
       SECTION 2.3.     BUILDING NAME AND ADDRESS............................2

ARTICLE III.  TERM................................Error! Bookmark not defined.
       SECTION 3.1.     GENERAL..............................................2
       SECTION 3.2.     DELAY IN POSSESSION..................................2

ARTICLE IV.  RENT AND OPERATING EXPENSES.....................................2
       SECTION 4.1.     BASIC RENT...........................................2
       SECTION 4.2.     OPERATING EXPENSES...................................3
       SECTION 4.3.     SECURITY DEPOSIT.....................................5

ARTICLE V.  USES.............................................................5
       SECTION 5.1.     USE..................................................5
       SECTION 5.2.     SIGNS................................................5
       SECTION 5.3.     HAZARDOUS MATERIALS..................................6

ARTICLE VI.  COMMON AREAS; SERVICES..........................................7
       SECTION 6.1.     UTILITIES AND SERVICES...............................7
       SECTION 6.2.     OPERATION AND MAINTENANCE OF COMMON AREAS............7
       SECTION 6.3.     USE OF COMMON AREAS..................................8
       SECTION 6.4.     PARKING..............................................8
       SECTION 6.5.     CHANGES AND ADDITIONS BY LANDLORD....................8

ARTICLE VII.  MAINTAINING THE PREMISES.......................................8
       SECTION 7.1.     TENANT'S MAINTENANCE AND REPAIR......................8
       SECTION 7.2.     LANDLORD'S MAINTENANCE AND REPAIR....................9
       SECTION 7.3.     ALTERATIONS..........................................9
       SECTION 7.4.     MECHANIC'S LIENS.....................................9
       SECTION 7.5.     ENTRY AND INSPECTION................................10

ARTICLE VIII.  TAXES AND ASSESSMENTS ON TENANT'S PROPERTY...................10

ARTICLE IX.  ASSIGNMENT AND SUBLETTING......................................10
       SECTION 9.1.     RIGHTS OF PARTIES...................................10
       SECTION 9.2.     EFFECT OF TRANSFER..................................11
       SECTION 9.3.     SUBLEASE REQUIREMENTS...............................11
       SECTION 9.4.     CERTAIN TRANSFERS...................................12

ARTICLE X.  INSURANCE AND INDEMNITY.........................................12
       SECTION 10.1.    TENANT'S INSURANCE..................................12
       SECTION 10.2.    LANDLORD'S INSURANCE................................12
       SECTION 10.3.    TENANT'S INDEMNITY..................................12
       SECTION 10.4.    LANDLORD'S NONLIABILITY.............................12
       SECTION 10.5.    WAIVER OF SUBROGATION...............................13

ARTICLE XI.  DAMAGE OR DESTRUCTION..........................................13
       SECTION 11.1.    RESTORATION.........................................13
       SECTION 11.2.    LEASE GOVERNS.......................................14

ARTICLE XII.  EMINENT DOMAIN................................................14
       SECTION 12.1.    TOTAL OR PARTIAL TAKING.............................14
       SECTION 12.2.    TEMPORARY TAKING....................................14
       SECTION 12.3.    TAKING OF PARKING AREA..............................14

ARTICLE XIII.  SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS..............14
       SECTION 13.1.    SUBORDINATION.......................................14
       SECTION 13.2.    ESTOPPEL CERTIFICATE................................15
       SECTION 13.3.    FINANCIALS..........................................15

ARTICLE XIV.  EVENTS OF DEFAULT AND REMEDIES................................15
       SECTION 14.1.    TENANT'S DEFAULTS...................................15
       SECTION 14.2.    LANDLORD'S REMEDIES.................................16
       SECTION 14.3.    LATE PAYMENTS.......................................17
       SECTION 14.4.    RIGHT OF LANDLORD TO PERFORM........................17
       SECTION 14.5.    DEFAULT BY LANDLORD.................................17
       SECTION 14.6.    EXPENSES AND LEGAL FEES.............................18

       SECTION 14.7.    WAIVER OF JURY TRIAL................................18
       SECTION 14.8.    SATISFACTION OF JUDGMENT............................18
       SECTION 14.9.    LIMITATION OF ACTIONS AGAINST LANDLORD..............18

ARTICLE XV.  END OF TERM....................................................18
       SECTION 15.1.    HOLDING OVER........................................18
       SECTION 15.2.    MERGER ON TERMINATION...............................18
       SECTION 15.3.    SURRENDER OF PREMISES; REMOVAL OF PROPERTY..........18

ARTICLE XVI.  PAYMENTS AND NOTICES..........................................19

ARTICLE XVII.  RULES AND REGULATIONS........................................19

ARTICLE XVIII.  BROKER'S COMMISSION.........................................19

ARTICLE XIX.  TRANSFER OF LANDLORD'S INTEREST...............................19

ARTICLE XX.  INTERPRETATION.................................................19
       SECTION 20.1.    GENDER AND NUMBER...................................19
       SECTION 20.2.    HEADINGS............................................19
       SECTION 20.3.    JOINT AND SEVERAL LIABILITY.........................19
       SECTION 20.4.    SUCCESSORS..........................................19
       SECTION 20.5.    TIME OF ESSENCE.....................................19
       SECTION 20.6.    CONTROLLING LAW/VENUE...............................19
       SECTION 20.7.    SEVERABILITY........................................20
       SECTION 20.8.    WAIVER AND CUMULATIVE REMEDIES......................20
       SECTION 20.9.    INABILITY TO PERFORM................................20
       SECTION 20.10.   ENTIRE AGREEMENT....................................20
       SECTION 20.11.   QUIET ENJOYMENT.....................................20
       SECTION 20.12.   SURVIVAL............................................20
       SECTION 20.13.   INTERPRETATION......................................20

ARTICLE XXI.  EXECUTION AND RECORDING.......................................20
       SECTION 21.1.    COUNTERPARTS........................................20
       SECTION 21.2.    CORPORATE, LIMITED LIABILITY COMPANY AND
                        PARTNERSHIP AUTHORITY...............................20
       SECTION 21.3.    EXECUTION OF LEASE; NO OPTION OR OFFER..............20
       SECTION 21.4.    RECORDING...........................................20
       SECTION 21.5.    AMENDMENTS..........................................21
       SECTION 21.6.    EXECUTED COPY.......................................21
       SECTION 21.7.    ATTACHMENTS.........................................21

ARTICLE XXII.  MISCELLANEOUS................................................21
       SECTION 22.1.    NONDISCLOSURE OF LEASE TERMS........................21
       SECTION 22.2.    GUARANTY............................................21
       SECTION 22.3.    CHANGES REQUESTED BY LENDER.........................21
       SECTION 22.4.    MORTGAGEE PROTECTION................................21
       SECTION 22.5.    COVENANTS AND CONDITIONS............................21
       SECTION 22.6.    SECURITY MEASURES...................................21

EXHIBITS
  Exhibit A       Description of Premises
  Exhibit B       Environmental Questionnaire
  Exhibit C       Landlord's Disclosures
  Exhibit D       Insurance Requirements
  Exhibit E       Rules and Regulations
  Exhibit X       Work Letter
  Exhibit Y       Site Plan

                                      LEASE
                              (Single Tenant; Net)

      THIS LEASE is made as of the 2 day of July, 2001, by and between THE IRVINE COMPANY, a Delaware corporation hereafter called "Landlord," and ENDWAVE CORPORATION, a Delaware corporation, hereinafter called "Tenant."

                        ARTICLE I. BASIC LEASE PROVISIONS

      Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.    Premises: The Premises are more particularly described in Section 2.1.

2.    Address of Building: 990 Almanor Avenue, Sunnyvale, CA 94085

3. Use of Premises: General office, marketing, sales, storage, light manufacturing, and other legal related uses.

4.    Commencement Date: July 1, 2001

5. Term: Sixty (60) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month in which the Lease termination date falls.

6. Basic Rent: One Hundred Eight Thousand One Hundred Sixty-Seven Dollars ($108,167.00) per month.

      Basic Rent is subject to adjustment as follows:

      Commencing twelve (12) months following the Commencement Date, the Basic Rent shall be One Hundred Ten Thousand Eight Hundred Twenty-Nine Dollars ($110,829.00) per month.

      Commencing twenty-four (24) months following the Commencement Date, the Basic Rent shall be One Hundred Thirteen Thousand Eight Hundred Twenty-Four Dollars ($113,824.00) per month.

      Commencing thirty-six (36) months following the Commencement Date, the Basic Rent shall be One Hundred Sixteen Thousand Four Hundred Eighty-Seven Dollars ($116,487.00) per month.

      Commencing forty-eight (48) months following the Commencement Date, the Basic Rent shall be One Hundred Nineteen Thousand Four Hundred Eighty-Two Dollars ($119,482.00) per month.

7.    Guarantor(s): N/A

8.    Floor Area: Approximately 33,282 rentable square feet

9.    Security Deposit: $119,482.00

10.   Broker(s): Colliers International

11.   Additional Insureds: Insignia/ESG, Inc.

12.   Address for Payments and Notices:

            LANDLORD                                  TENANT

      THE IRVINE COMPANY                              ENDWAVE CORPORATION
      c/o Insignia/ESG, Inc.                          990 Almanor Avenue
      160 West Santa Clara Street                     Sunnyvale, CA  94085
      Suite 1350
      San Jose, CA  95113

      with a copy of notices to:

      THE IRVINE COMPANY
      P.O. Box 6370
      Newport Beach, CA  92658-6370
      Attn:  Vice President, Operations
            Office Properties

13.   Tenant's Liability Insurance Requirement: $2,000,000.00

14.   Plan Approval Date: N/A

                              ARTICLE II. PREMISES

      SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the "Premises"), containing approximately the rentable square footage set forth as the "Floor Area" in Item 8 of the Basic Lease Provisions. The Premises consist of all of the rentable square footage within the building identified in Item 2 of the Basic Lease Provisions (the Premises together with such building and the underlying real property, are called the "Building"). The Building is located on the site shown on Exhibit Y (the "Site"). All references to "Floor Area" in this Lease shall mean the rentable square footage set forth in Item 8 of the Basic Lease Provisions. The rentable square footage set forth in Item 8 may include or have been adjusted by various factors, including, without limitation, a load factor for any vertical penetrations, stairwells or similar features or areas of the Building. Tenant agrees that the Floor Area set forth in Item 8 shall be binding on Landlord and Tenant for purposes of this Lease regardless of whether any future or differing measurements of the Premises or the Building are consistent or inconsistent with the Floor Area set forth in Item 8.

      SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Site or their respective suitability or fitness for any purpose, including without limitation any representations or warranties regarding zoning or other land use matters, and that neither Landlord nor any representative of Landlord has made any representations or warranties regarding (i) what other tenants or uses may be permitted or intended in the Building or the Site, (ii) any exclusivity of use by Tenant with respect to its permitted use of the Premises as set forth in Item 3 of the Basic Lease Provisions, or (iii) any construction of portions of the Site not yet completed. Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in this Lease. As of the Commencement Date and subject to Section 2.4 below, Tenant shall be conclusively deemed to have accepted the Premises and those portions of the Building and Site in which Tenant has any rights under this Lease, which acceptance shall mean that it is conclusively established that the Premises and those portions of the Building and Site in which Tenant has any rights under this Lease were in satisfactory condition and in conformity with the provisions of this Lease, subject only to those defective or incomplete portions of the Tenant Improvements constructed by Landlord pursuant to the Work Letter, if any, attached hereto as Exhibit X ("Work Letter"), which Tenant shall have itemized on a written punch list and delivered to Landlord within thirty
(30) days after the Commencement Date (as defined in Section 3.1). If no items are required of Landlord under the Work Letter, Tenant shall, subject to Section
2.4 below, be conclusively deemed to have accepted the Premises, and those portions of the Building and Site in which Tenant has any rights under this Lease, in their existing condition as of the Commencement Date, and to have waived any and all right or claim regardless of the nature thereof against Landlord arising out of the condition of the Premises, the Building or the Site. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

      SECTION 2.3. BUILDING NAME AND ADDRESS. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Site as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, address, number or designation of the Building or Site without liability to Tenant.

      SECTION 2.4. LANDLORD'S RESPONSIBILITIES. Landlord agrees and warrants that the existing electrical, plumbing, and mechanical systems in the Building, including, without limitation, the HVAC systems serving the Building, shall be in good operating condition as of the Commencement Date. If a non-compliance with the foregoing warranty exists as of the Commencement Date, Landlord shall, promptly after receipt of the written notice from Tenant setting forth the nature and extent of such non-compliance, rectify same at Landlord's sole cost and expense.

                                ARTICLE III. TERM

      SECTION 3.1. GENERAL. The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence ("Commencement Date") on the Commencement Date as set forth in Item 4 of the Basic Lease Provisions and shall end upon the expiration of the period set forth in Item 5 of the Basic Lease Provisions ("Expiration Date"). The Premises are currently unoccupied and Tenant shall be afforded possession of same upon the execution and delivery of this Lease and the delivery by Tenant of all sums and other items required herein prior to Tenant's occupancy.

                     ARTICLE IV. RENT AND OPERATING EXPENSES

      SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, the rental amount for the Premises shown in Item 6 of the Basic Lease Provisions (the "Basic Rent"), including subsequent adjustments, if any. Any rental adjustment to Basic Rent shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not the Commencement Date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term. No demand, notice or invoice shall be required for the payment of Basic Rent. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions and one (1) month's estimated Tenant's Share of Operating Expenses (as defined in Section 4.2) shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent and Operating Expenses first due hereunder.

      SECTION 4.2. OPERATING EXPENSES.

      (a) Tenant shall pay to Landlord, as additional rent, Tenant's Share of all Operating Expenses, as defined in Section 4.2(f), incurred by Landlord in the operation of the Building and the Site. The term "Tenant's Share" means one hundred percent (100%) of any Operating Expenses determined by Landlord to benefit or relate substantially to the Building and/or the Site, plus an allocated portion of any Operating Expenses, as determined from time to time by Landlord, which benefit or relate both to the Building or the Site and to other projects owned by Landlord and/or its affiliates. The full amount of any management fee payable by Landlord for the management of Tenant's Premises that is calculated as a percentage of the rent payable by Tenant shall be paid in full by Tenant as additional rent.

      (b) Prior to the start of each full Expense Recovery Period (as defined in this Section 4.2), Landlord shall give Tenant a written estimate of the amount of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period. Failure to provide such estimate shall not relieve Tenant from its obligation to pay Tenant's Share of Operating Expenses or estimated amounts thereof, if and when Landlord provides such estimate or final payment amount. Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance concurrently with payments of Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant's Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant's Share of Operating Expenses based upon the new estimate. For purposes hereof, "Expense Recovery Period" shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing July 1 and ending June 30, provided that Landlord shall have the right to change the date on which an Expense Recovery Period commences in which event appropriate reasonable adjustments shall be made to Tenant's Share of Operating Expenses so that the amount payable by Tenant shall not materially vary as a result of such change.

      (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement showing in reasonable detail the actual or prorated Tenant's Share of Operating Expenses incurred by Landlord during the period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments of Tenant's Share of Operating Expenses, if any, to the actual Tenant's Share of Operating Expenses as shown by the annual statement. Any delay or failure by Landlord in delivering any statement hereunder shall not constitute a waiver of Landlord's right to require Tenant to pay Tenant's Share of Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments next coming due under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment. Should Tenant fail to object in writing to Landlord's determination of Tenant's Share of Operating Expenses within sixty (60) days following delivery of Landlord's expense statement, Landlord's determination of Tenant's Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties for all purposes and any future claims to the contrary shall be barred.

      (d) Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within thirty (30) days of written notice pay the entire increase over the estimated Tenant's Share of Operating Expenses already paid. Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than thirty (30) days after such final determination..

      (e) If, at any time during any Expense Recovery Period, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated Tenant's Share of Operating Expenses for the year, then the estimate of Tenant's Share of Operating Expenses may be increased by written notice from Landlord for the month in which such rate(s) or amount(s) becomes effective and for all succeeding months by an amount equal to Tenant's Share of the increase. If Landlord gives Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will or has become effective, then Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of the estimated Tenant's Share of Operating Expenses as provided in Section 4.2(b), commencing with the month following Tenant's receipt of Landlord's notice. In addition, Tenant shall pay upon written request any such increases which were incurred prior to the Tenant commencing to pay such monthly increase.

      (f) The term "Operating Expenses" shall mean and include all Site Costs, as defined in subsection (g), and Property Taxes, as defined in subsection (h).

      (g) The term "Site Costs" shall include all expenses of operation, repair and maintenance of the Building and the Site, including without limitation all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums and deductibles and/or reasonable premium and deductible equivalents should Landlord elect to self-insure all or any portion of any risk that Landlord is authorized to insure hereunder (provided that any deductible shall be amortized, if necessary, to insure that Tenant is not allocated in excess of $100,000.00 during any Expense Recovery Period); license, permit, and inspection fees; heat; light; power; air conditioning; supplies; materials; equipment; tools; the cost of any environmental, insurance, tax or other consultant utilized by Landlord in connection with the Building and/or Site; establishment of reasonable reserves for roof replacements; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or the Site; the cost of any capital investments or replacements (other than tenant improvements for specific tenants) to the extent of the amortized amount thereof over the useful life of such capital investments or replacements calculated at a market cost of funds, all as determined by Landlord, for each such year of useful life during the Term; costs associated with the maintenance of an air conditioning, heating and ventilation service agreement; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Site, including both Landlord's personnel and outside personnel; any expense incurred pursuant to

Sections 6.1, 6.2, 6.4, 7.2, and 10.2; and a reasonable overhead/management fee for the professional operation of the Building and the Site. It is understood and agreed that Site Costs may include competitive charges for direct services provided by any subsidiary, division or affiliate of Landlord. Landlord shall use reasonable efforts to keep Site Costs at reasonable amounts.

      (h) The term "Property Taxes" as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Premises, Building or Site, including without limitation, the following: (i) all real estate taxes or personal property taxes, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building and/or the Site, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Site, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, "Mello Roos" districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and
(vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. Notwithstanding the foregoing, general net income or franchise taxes imposed against Landlord shall be excluded.

      (i) Notwithstanding any other provisions of this Lease to the contrary, in no event shall Operating Expenses include any of the following:

            (1) Any ground lease rental affecting all or a portion of the Building;

            (2) Costs incurred by Landlord for the repair of damage to the Building or as a result of Landlord's gross negligence or willful misconduct, to the extent that Landlord is reimbursed by a third party or insurance proceeds;

            (3) Depreciation, amortization and interest payments, except as provided herein, and except with respect to materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

            (4) Overhead and profit increments paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the cost of such services rendered at the same level of service for similar quality buildings in the Sunnyvale area, by unaffiliated third parties on a competitive basis;

            (5) Landlord's general corporate overhead and general administrative expenses;

            (6) Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

            (7) Costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes in effect prior to the date of this Lease;

            (8) Tax penalties incurred as a result of Landlord's negligence or inability or unwillingness to make payments when due or legal fees in connection therewith or incurred contesting such penalties;

            (9) All assessments and other taxes which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, to the extent not paid by Landlord in the maximum number of installments permitted by law and charged only to the applicable Expense Recovery Period;

            (10) Any costs, fines or penalties incurred due to violations by Landlord of any government rule or authority; and

            (11) Wages, salaries, medical, surgical and general welfare benefits, pension payments, payroll taxes, workers' compensation costs or other compensation paid to or for any executive employees above the grade of building manager.

      (j) Provided Tenant is not then in default hereunder, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord's general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class office projects in Orange County, California. Tenant shall give notice to Landlord of Tenant's intent to audit within sixty (60) days after Tenant's receipt of Landlord's expense statement which sets forth Landlord's actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant's audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord's right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant's rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses. In addition, if any component of Operating Expenses is determined to be either inappropriate or excessive during an Expense Recovery Period, and if the Building Cost Base or Property Tax Base also included such component, then the appropriate Base shall concurrently be adjusted if and to the extent appropriate. In the event of a dispute between Landlord and Tenant regarding such audit, either party may elect to submit the matter for binding arbitration pursuant to Section 14.7(b) below. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. In the event of a violation of this confidentiality covenant in connection with any audit, then in addition to any other legal or equitable remedy available to Landlord, Tenant shall forfeit its right to any reconciliation or cost reimbursement payment from Landlord due to said audit (and any such payment theretofore made by Landlord shall be promptly returned by Tenant), and Tenant shall have no further audit rights under this Lease. Notwithstanding the foregoing, Tenant shall have no right of audit with respect to any Expense Recovery Period unless the total Operating Expenses per square foot for such Expense Recovery Period, as set forth in Landlord's annual expense reconciliation, exceed the total Operating Expenses per square foot during the Base Year, as increased by the percentage change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, Los Angeles - Riverside - Orange County Area Average, all items (1982-84 = 100) (the "Index"), which change in the Index shall be measured by comparing the Index published for January of the Base Year with the Index published for January of the applicable Expense Recovery Period.

      SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions, to be held by Landlord as security for the full and faithful performance of all of Tenant's obligations under this Lease (the "Security Deposit"). Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Subject to the last sentence of this Section, the Security Deposit shall be understood and agreed to be the property of Landlord upon Landlord's receipt thereof, and may be utilized by Landlord in its sole and absolute discretion towards the payment of all expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease, including without limitation inducement costs in accordance with Section 14.2(d). Upon any Event of Default by Tenant (as defined in Section 14.1), Landlord may, in its sole and absolute discretion, retain, use or apply the whole or any part of the Security Deposit to pay any sum which Tenant is obligated to pay under this Lease, sums that Landlord may expend or be required to expend by reason of the Event of Default by Tenant or any loss or damage that Landlord may suffer by reason of the Event of Default or costs incurred by Landlord in connection with the repair or restoration of the Premises pursuant to Section 15.3 of this Lease upon expiration or earlier termination of this Lease. In no event shall Landlord be obligated to apply the Security Deposit upon an Event of Default and Landlord's rights and remedies resulting from an Event of Default, including without limitation, Tenant's failure to pay Basic Rent, Tenant's Share of Operating Expenses or any other amount due to Landlord pursuant to this Lease, shall not be diminished or altered in any respect due to the fact that Landlord is holding the Security Deposit. If any portion of the Security Deposit is applied by Landlord as permitted by this Section, Tenant shall within ten (10) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. If Tenant is not in default in its obligations under this Lease, the Security Deposit shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within thirty (30) days after the expiration of the Term and Tenant of the Premises.

                                 ARTICLE V. USES

      SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities. The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy. Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Site. Tenant shall not perform any work or conduct any business whatsoever in the Site other than inside the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase all applicable insurance policy(ies) covering the Building, the Site and/or their contents, and shall comply with all applicable insurance underwriters rules. Subject to Section 5.3(f), Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall comply at its expense with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or Site, and any amendments or modifications thereto, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof. Tenant shall promptly upon demand reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Section, and shall indemnify Landlord from any liability and/or expense resulting from Tenant's noncompliance.

      SECTION 5.2. SIGNS. Except as approved in writing by Landlord, in its sole and absolute discretion, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Site and shall not place or erect any signs that are visible from the exterior of the Building; provided, however, that Landlord shall permit Tenant to install identity signage in accordance with this Section on the existing sign monument at the Site. The size, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord's written determination, as determined solely by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and Landlord's signage program for the Site, as in effect from time to time and approved by the City in which the Premises are located ("Signage Criteria"). Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals and comply with any applicable insurance requirements for such signage. Tenant shall be responsible for the cost of any permitted sign, including the fabrication, installation, maintenance and removal thereof and the cost of any permits therefore. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant's expense. Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building. The term "sign" as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.

      SECTION 5.3. HAZARDOUS MATERIALS.

      (a) For purposes of this Lease, the term "Hazardous Materials" includes
(i) any "hazardous material" as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as result of such person's possession, use, release or distribution of such substance or matter under any statutory or common law theory.

      (b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials (such as photocopy toner, "White Out", and the like), provided however, that (i) Tenant shall maintain such products in their original retail packaging, shall follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section
5.3 shall apply with respect to Tenant's storage, use and disposal of all such products. Landlord may, in its sole and absolute discretion, place such conditions as Landlord deems appropriate with respect to Tenant's use of any such Hazardous Materials, and may further require that Tenant demonstrate that any such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all applicable laws and regulations pertaining thereto and with good business practices. Tenant understands that Landlord may utilize an environmental consultant to assist in determining conditions of approval in connection with the storage, generation, release, disposal or use of Hazardous Materials by Tenant on or about the Premises, and/or to conduct periodic inspections of the storage, generation, use, release and/or disposal of such Hazardous Materials by Tenant on and from the Premises, and Tenant agrees that any costs incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent hereunder upon demand.

      (c) Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire") in the form of Exhibit B attached hereto. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date until the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials which were stored, generated, used, released and/or disposed of on, under or about the Premises for the twelve-month period prior thereto, and which Tenant desires to store, generate, use, release and/or dispose of on, under or about the Premises for the succeeding twelve-month period. In addition, to the extent Tenant is permitted to utilize Hazardous Materials upon the Premises, Tenant shall promptly provide Landlord with complete and legible copies of all the following environmental documents relating thereto: reports filed pursuant to any self-reporting requirements; permit applications, permits, monitoring reports, emergency response or action plans, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, and underground storage tanks for Hazardous Materials; orders, reports, notices, listings and correspondence (even those which may be considered confidential) of or concerning the release, investigation of, compliance, cleanup, remedial and corrective actions, and abatement of Hazardous Materials; and all complaints, pleadings and other legal documents filed by or against Tenant related to Tenant's use, handling, storage, release and/or disposal of Hazardous Materials.

      (d) Landlord and its agents shall have the right, but not the obligation, to inspect, sample and/or monitor the Premises and/or the soil or groundwater thereunder at any time to determine whether Tenant is complying with the terms of this Section 5.3, and in connection therewith Tenant shall provide Landlord with full access to all facilities, records and personnel related thereto. If Tenant is not in compliance with any of the provisions of this Section 5.3, or in the event of a release of any Hazardous Material on, under or about the Premises caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees, Landlord and its agents shall have the right, but not the obligation, without limitation upon any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises without notice and to discharge Tenant's obligations under this Section 5.3 at Tenant's expense, including without limitation the taking of emergency or long-term remedial action. Landlord and its agents shall endeavor to minimize interference with Tenant's business in connection therewith, but shall not be liable for any such interference. In addition, Landlord, at Tenant's expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims arising out of the storage, generation, use, release and/or disposal by Tenant or its agents, employees, contractors, licensees or invitees of Hazardous Materials on, under, from or about the Premises.

      (e) If the presence of any Hazardous Materials on, under, from or about the Premises or the Site caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Premises or the Site, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions reasonably approved in advance in writing by Landlord that are necessary to return the Premises and the Site and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials. However, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises or the Site or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Landlord's consent before taking such action. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and any successors to all or any portion of Landlord's interest in the Premises and the Site from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys' fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials (A) on, into, from, under or about the Premises during the Term caused by Tenant, its agents and employees or (B) on, into, from, under or about the Premises, the Building or the Site and any other real or personal property owned by Landlord caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Such indemnity obligation shall specifically include, without limitation, the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Site, the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Site as a result of such Hazardous Material or remediation thereof. If it is at any time discovered that Hazardous Materials have been released on, into, from, under or about the Premises during the Term, or that Tenant or its agents, employees, contractors, licensees or invitees may have caused or permitted the release of a Hazardous Material on, under, from or about the Premises, the Building or the Site or any other real or personal property owned by Landlord, Tenant shall, at Landlord's request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord's approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Site or any other real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials. Upon Landlord's approval of such cleanup plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. The provisions of this Section 5.3(e) shall expressly survive the expiration or sooner termination of this Lease.

      (f) Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Site known by Landlord to exist as of the date of this Lease, as more particularly described in Exhibit C attached hereto. Notwithstanding anything to the contrary contained herein, Tenant shall have no liability or responsibility with respect to the Hazardous Materials facts described in Exhibit C, nor with respect to any Hazardous Materials which Tenant proves were neither released on the Premises during the Term nor caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees. Notwithstanding the preceding two sentences, Tenant agrees to notify its agents, employees, contractors, licensees, and invitees of any exposure or potential exposure to Hazardous Materials at the Premises that Landlord brings to Tenant's attention. Tenant hereby acknowledges that this disclosure satisfies any obligation of Landlord to Tenant pursuant to California Health & Safety Code Section 25359.7, or any amendment or substitute thereto or any other disclosure obligations of Landlord.

                       ARTICLE VI. COMMON AREAS; SERVICES

      SECTION 6.1. UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, telecommunications service, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall cause the Premises to be separately metered for utilities. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Landlord shall at all reasonable times have access to the Building and Premises, after reasonable prior written or oral notice to Tenant (except in emergencies), to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord. Tenant acknowledges that the costs incurred by Landlord related to providing above-standard utilities to Tenant, including, without limitation, telephone lines, may be charged to Tenant.

      SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Site. The term "Common Areas" shall mean all areas of the Site which are not held for exclusive use by persons entitled to occupy space including Tenant, and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, and electrical and utility rooms and roof access entries, if any, in the Building.

      SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas as provided in this Article VI, subject, however, to compliance with all rules and regulations as are prescribed from time to time by Landlord. Landlord shall operate and maintain the Common Areas in good condition and repair. All costs incurred by Landlord for the maintenance and operation of the Common Areas shall be included in Site Costs. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as authorized by Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations or use of Premises, including without limitation, planters and furniture. Nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Landlord; provided that Landlord shall not make any voluntary alteration to the Site that would materially reduce Tenant's parking.

      SECTION 6.4. PARKING. Tenant shall be entitled to use all of the vehicle parking spaces on the Common Areas of the Site. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sports utility vehicles or pickup trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant. Parking within the Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas. There shall be no parking of any vehicles for longer than a forty-eight (48) hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the sole active negligence or willful misconduct of Landlord. Landlord shall have the right to establish, and from time to time amend, and to enforce against all users all reasonable rules and regulations (including the designation of areas for employee parking) that Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of parking within the Common Areas. Landlord shall have the right to construct, maintain and operate lighting facilities within the parking areas; to change the area, level, location and arrangement of the parking areas and improvements therein; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to enforce parking charges (by operation of meters or otherwise); and to do and perform such other acts in and to the parking areas and improvements therein as, in the use of good business judgment, Landlord shall determine to be advisable. Any person using the parking area shall observe all directional signs and arrows and any posted speed limits. Parking areas hall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the storage of vehicles for longer than 48-hours, is prohibited unless otherwise authorized by Landlord. Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant's employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage. Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

      SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Site, or to the attendant fixtures, equipment and Common Areas. Landlord may at any time relocate or remove any of the driveways, sidewalks, landscaped and planted areas and parking areas of the Common Areas, from time to time. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not deprive Tenant of reasonable access to or use of the Premises.

                      ARTICLE VII. MAINTAINING THE PREMISES

      SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Tenant at its sole expense shall maintain and make all repairs and replacements necessary to keep the Premises and the Building in the condition as existed on the Commencement Date (or on any later date that the improvements may have been installed), excepting ordinary wear and tear, including without limitation all interior and exterior glass, windows, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. As part of its maintenance obligations hereunder, Tenant shall, at Landlord's request, provide Landlord with copies of all maintenance schedules, reports and notices prepared by, for or on behalf of Tenant. All repairs and replacements shall be at least equal in quality to the original work, shall be made only by a licensed contractor approved in writing in advance by Landlord and shall be made only at the time or times approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's standard reasonable requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, Landlord may elect to perform any repair and maintenance of the electrical and mechanical systems and any air conditioning, ventilating or heating equipment serving the Premises and include the cost thereof as part of Tenant's Share of Operating Expenses. If Tenant fails to properly maintain and/or repair the Premises or the Building as herein provided following Landlord's notice and the expiration of the applicable cure period (or earlier if Landlord determines that such work must be performed prior to such time in order to avoid damage to the Premises or Building or other detriment), then Landlord may elect, but shall have no obligation, to perform any repair or maintenance required hereunder on behalf of Tenant and at Tenant's expense, and Tenant shall reimburse Landlord upon demand for all costs incurred upon submission of an invoice.

      SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR. Subject to Section 7.1 and
Article XI, Landlord shall provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment which serves the Premises and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding exterior glass), and the structural, electrical and mechanical systems, except that Tenant at its expense shall make all repairs which Landlord deems reasonably necessary as a result of the act or negligence of Tenant, its agents, employees, invitees, subtenants or contractors. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding exterior glass), or structural, electrical or mechanical systems unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted. All costs of any maintenance, repairs and replacement on the part of Landlord provided hereunder shall be considered part of Site Costs. Tenant shall promptly advise Landlord of any item that requires repair or maintenance by Landlord hereunder.

      SECTION 7.3. ALTERATIONS. Except as otherwise provided in this Section, Tenant shall make no alterations, additions, fixtures or improvements ("Alterations") to the Premises or the Building without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's reasonable discretion. However, Landlord's consent shall not be required to any Alterations which cost less than One Dollar ($1.00) per square foot of the improved portions of the Premises (excluding warehouse square footage) and do not (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premises or any change to any structural or mechanical systems of the Premises, or (iv) fail to comply with any applicable governmental requirements or require any governmental permit as a prerequisite to the construction thereof, or (v) result in the Premises requiring building services beyond the level normally provided to other tenants, or (vi) interfere in any manner with the proper functioning of, or Landlord's access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (vii) diminish the value of the Premises including, without limitation, using lesser quality materials than those existing in the Premises, or (viii) alter or replace Standard Improvements. Landlord may impose any condition to its consent, including but not limited to a requirement that the installation and/or removal of all Alterations be covered by a lien and completion bond satisfactory to Landlord in its sole and absolute discretion and requirements as to the manner and time of performance of such work. Landlord shall in all events, whether or not Landlord's consent is required, have the right to approve the contractor performing the installation and removal of Alterations and Tenant shall not permit any contractor not approved by Landlord (which approval shall not be unreasonably withheld or delayed) to perform any work on the Premises or on the Building. Tenant shall obtain all required permits for the installation and removal of Alterations and shall perform the installation and removal of Alterations in compliance with all applicable laws, regulations and ordinances, including without limitation the Americans with Disabilities Act, all covenants, conditions and restrictions affecting the Site, and the Rules and Regulations as described in Article XVII. Under no circumstances shall Tenant make any Alterations which incorporate any Hazardous Materials, including without limitation asbestos-containing construction materials into the Premises, the Building or the Common Area. If any governmental entity requires, as a condition to any proposed Alterations by Tenant, that improvements be made to the Common Areas, and if Landlord consents to such improvements to the Common Areas (which consent may be withheld in the sole and absolute discretion of Landlord), then Tenant shall, at Tenant's sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors, architects and engineers as Landlord may require in its sole and absolute discretion. Any request for Landlord's consent to any proposed Alterations shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Unless Landlord otherwise agrees in writing, all Alterations made or affixed to the Premises, the Building or to the Common Area (excluding trade fixtures, equipment and furniture), including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, by notice to Tenant given at the time of Landlord's consent to the Alteration, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any of the Alterations installed either by Tenant or by Landlord at Tenant's request, including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter), and to repair any damage to the Premises, the Building or the Common Area arising from that removal and restore the Premises to their condition prior to making such Alterations.

      SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises and the Site free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon written request by Landlord, Tenant shall promptly (but in no event later than five (5) business days following such request) cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All expenses so incurred by Landlord, including Landlord's attorneys' fees, and any consequential or other damages incurred by Landlord arising out of such lien, shall be reimbursed by Tenant upon demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid. Tenant shall give Landlord no less than ten (10) days' prior notice in writing before commencing construction of any kind on the Premises or Common Area and shall again notify Landlord that construction has commenced, such notice to be given on the actual date on which construction commences, so that Landlord may post and maintain notices of nonresponsibility on the Premises or Common Area, as applicable,


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which notices Landlord shall have the right to post and which Tenant agrees it shall not disturb. Tenant shall also provide Landlord notice in writing within ten (10) days following the date on which such work is substantially completed.

      SECTION 7.5. ENTRY AND INSPECTION. Landlord shall at all reasonable times, upon written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to have access to install, repair, maintain, replace or remove all electrical and mechanical installations of Landlord and to protect the interests of Landlord in the Premises, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an uncured Tenant Event of Default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises.

            ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

      Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises, and, if required by Landlord, against all Non Standard Improvements to the Premises (as defined in Section 7.3) made by Landlord or Tenant, and against any Alterations (as defined in Section 7.3) made to the Premises or the Building by or on behalf of Tenant. If requested by Landlord, Tenant shall cause its personal property, Non-Standard Improvements and Alterations to be assessed and billed separately from the real property of which the Premises form a part. If any taxes required to be paid by Tenant on Tenant's personal property, Non-Standard Improvements and/or Alterations are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property, Non-Standard Improvements and/or Alterations and if Landlord pays the taxes based upon the increased assessment, Landlord shall have the right to require that Tenant pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment. In calculating what portion of any tax bill which is assessed against Landlord separately, or Landlord and Tenant jointly, is attributable to Tenant's Non-Standard Improvements, Alterations and personal property, Landlord's reasonable determination shall be conclusive.

                      ARTICLE IX. ASSIGNMENT AND SUBLETTING

      SECTION 9.1. RIGHTS OF PARTIES.

      (a) Notwithstanding any provision of this Lease to the contrary, and except as to transfers expressly permitted without Landlord's consent pursuant to Section 9.4, Tenant will not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this Lease or the Premises, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of
Section 9.1(b). No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent and, at Landlord's election, any such assignment or subletting shall be void and of no force and effect and any such attempted assignment or subletting shall constitute an Event of Default of this Lease. Landlord shall not be deemed to have given its consent to any assignment or subletting by any course of action other than written consent. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in
Section 9.1(b) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

      (b) If Tenant desires to transfer an interest in this Lease or the Premises, it shall first notify Landlord of its desire and shall submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed transferee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease, assignment or other transfer, including a copy of the proposed assignment, sublease or transfer form; (iv) evidence that the proposed assignee, subtenant or transferee will comply with the requirements of Exhibit D hereto; (v) a completed Environmental Questionnaire from the proposed assignee, subtenant or transferee;
(vi) any other information requested by Landlord and reasonably related to the transfer and (vii) the fee described in Section 9.1(e). Except as provided in
Section 9.1 (c), Landlord shall not unreasonably withhold its consent, provided that the parties agree that it shall be reasonable for Landlord to withhold its consent if: (1) the use of the Premises will not be consistent with the provisions of this Lease; (2) a proposed assignee has not demonstrated to the reasonable satisfaction of Landlord that it is financially responsible or has failed to submit to Landlord all reasonable information as requested by Landlord concerning the proposed assignee, including, but not limited to, a certified balance sheet of the proposed assignee as of a date within ninety (90) days of the request for Landlord's consent, statements of income or profit and loss of the proposed assignee for the two-year period preceding the request for Landlord's consent (3) the proposed assignee or subtenant is a prospect with whom Landlord is negotiating to become a tenant at another building owned by Landlord in the vicinity of the Site; or (4) the proposed


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

transfer will impose additional burdens or adverse tax effects on Landlord. If Landlord consents to the proposed transfer, Tenant may within ninety (90) days after the date of the consent effect the transfer upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section 9.1. Landlord shall approve or disapprove any requested transfer within thirty (30) days following receipt of Tenant's written request, the information set forth above, and the fee set forth below.

      (c) Notwithstanding the provisions of Section 9.1(b) above, in lieu of consenting to a proposed assignment Landlord may elect, within the thirty (30) day period permitted for Landlord to approve or disapprove a requested transfer, to terminate this Lease, effective thirty (30) days' following written notice by Landlord of its election to so terminate. Landlord may thereafter, at its option, assign, sublet or re-let any space so obtained by termination to any third party, including without limitation the proposed transferee of Tenant.

      (d) In the event that Landlord approves the requested assignment or subletting, Tenant agrees that fifty percent (50%) of any amounts paid by the assignee or subtenant, however described, in excess of (i) the Basic Rent payable by Tenant hereunder, or in the case of a sublease of a portion of the Premises, in excess of the Basic Rent reasonably allocable to such portion as determined by Landlord, plus (ii) Tenant's direct out-of-pocket costs, including without limitation, legal fees and brokerage commissions, which Tenant certifies to Landlord have been paid to provide occupancy related services to such assignee or subtenant of a nature commonly provided by landlords of similar space, shall be the property of Landlord and such amounts shall be payable directly to Landlord by the assignee or subtenant or, at Landlord's option, by Tenant within ten (10) days of Tenant's receipt thereof. Landlord shall have the right to review or audit the books and records of Tenant, or have such books and records reviewed or audited by an outside accountant, to confirm any such direct out-of-pocket costs. In the event that such direct out-of-pocket costs claimed by Tenant are overstated by more than five percent (5%), Tenant shall reimburse Landlord for any of Landlord's costs related to such review or audit. At Landlord's request, a written agreement shall be entered into by and among Tenant, Landlord and the proposed assignee or subtenant confirming the requirements of this Section 9.1(d).

      (e) Tenant shall pay to Landlord a fee equal to Five Hundred Dollars ($500.00) to process any request by Tenant for an assignment, subletting or other transfer under this Lease. Tenant shall pay Landlord a sum concurrently with Tenant's request for consent to any assignment, subletting or other transfer, and Landlord shall have no obligation to consider such request unless accompanied by such payment. Such fee is hereby acknowledged as a reasonable amount to reimburse Landlord for its costs of review and evaluation of a proposed transfer.

      SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. No assignment or subletting shall be effective or binding on Landlord unless documentation in form and substance satisfactory to Landlord in its reasonable discretion evidencing the transfer, and in the case of an assignment, the assignee's assumption of the obligations of Tenant under this Lease, is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease or as a consent to any subsequent transfer.

      SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in each sublease:

      (a) Each and every provision contained in this Lease (other than with respect to the payment of rent hereunder) is incorporated by reference into and made a part of such sublease, with "Landlord" hereunder meaning the sublandlord therein and "Tenant" hereunder meaning the subtenant therein.

      (b) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until there is an Event of Default by Tenant, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured Event of Default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord.

      (c) In the event of the termination of this Lease for any reason, including without limitation as the result of an Event of Default by Tenant or by the mutual agreement of Landlord and Tenant, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general


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provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease. In the event Landlord does not elect to take over Tenant's interest in a sublease in the event of any such termination of this Lease, such sublease shall terminate concurrently with the termination of this Lease and such subtenant shall have no further rights under such sublease and Landlord shall have no obligations to such subtenant.

      SECTION 9.4. CERTAIN TRANSFERS. The following shall be deemed to constitute an assignment of this Lease; (a) the sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business),
(b) if Tenant is a corporation, an unincorporated association, a limited liability company or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interest of Tenant occurs as a result thereof), or (c) any other direct or indirect change of control of Tenant, including, without limitation, change of control of Tenant's parent company or a merger by Tenant or its parent company. Notwithstanding the foregoing, Landlord's consent shall not be required for the assignment of this Lease as a result of any of the transactions in the foregoing sentence, so long as (i) the net worth of the successor or reorganized entity is at least equal to the greater of the net worth of Tenant as of the execution of this Lease by Landlord or the net worth of Tenant immediately prior to the date of such merger or reorganization, and (ii) Tenant shall provide to Landlord, prior to such transaction, written notice thereof and such assignment documentation and other information as Landlord may require in connection therewith.

                       ARTICLE X. INSURANCE AND INDEMNITY

      SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

      SECTION 10.2. LANDLORD'S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its sole and absolute discretion: "all risk" or similar property insurance, subject to standard exclusions, covering the Building and/or Site, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including Tenant Improvements made by Landlord pursuant to the Work Letter, and commercial general liability coverage. At a minimum, however, Landlord shall maintain, whether as part of blanket coverage policies or otherwise, the following: (i) standard all-risk property insurance coverage on the Building (and the Leasehold Improvements therein as of the date hereof) with coverage of not less than eighty percent (80%) of the full actual replacement cost thereof, and (ii) comprehensive or commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to third party property occurring in, on or about, or resulting from the use or occupancy of the Site, with combined single limit coverage of at least Three Million Dollars ($3,000,000.00). Landlord shall not be required to carry insurance of any kind on Tenant's Alterations or on Tenant's other property, including, leasehold improvements, trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and/or Site shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs. At Landlord's option, Landlord may self-insure all or any portion of the risks for which Landlord elects to provide insurance hereunder.

      SECTION 10.3. INDEMNITY. To the fullest extent permitted by law, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, the Building or the Common Areas, including, without limitation, the use by Tenant, its agents, employees, invitees or licensees of any recreational facilities within the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Building or the Common Areas, or from any Event of Default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through counsel satisfactory to Landlord. The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease. Tenant's obligations under this Section shall not apply in the event that the claim, liability, cost or expense is caused solely by the active negligence or willful misconduct of Landlord. Conversely, Landlord shall indemnify and hold harmless Tenant from and against claims made or legal actions filed or threatened against Tenant with respect to the violation of any law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party to the extent proximately caused by the gross negligence or willful misconduct of Landlord or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Landlord to so perform such obligation.

      SECTION 10.4. LANDLORD'S NONLIABILITY. Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord and knowingly assumes the risk of for loss of or damage to any property, or loss or interruption of business or income, or any other loss, cost, damage, injury or liability whatsoever (including without limitation any consequential damages and lost profit or opportunity costs) resulting from, but not limited to, Acts of God, acts of civil disobedience or insurrection, acts or omissions of third parties and/or of other tenants within the Site or their agents, employees, contractors, guests or invitees, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works, roof, windows or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in the Building, except to the extent such damage or injury results from the negligence or willful misconduct of Landlord and is not covered by Tenant's insurance. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Landlord shall have no liability (including without limitation consequential damages and lost profit or opportunity costs) and, except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent, by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business in the Premises. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Site and of defects in any improvements.

      SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other and the other's agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against, or, if not required, is actually insured against, under any property insurance policies contemplated by this Article X; provided however, that (i) the foregoing waiver shall not apply to the extent of Tenant's obligations to pay deductibles under any such policies and this Lease and (ii) to the extent Tenant fails to maintain the insurance required to be maintained by Tenant pursuant to this Lease, Landlord shall not be deemed to have waived any right of recovery against Tenant. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies contemplated by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.

                        ARTICLE XI. DAMAGE OR DESTRUCTION

      SECTION 11.1. RESTORATION.

      (a) If the Premises or the Building or a part thereof are materially damaged by any fire, flood, earthquake or other casualty, Landlord shall have the right to terminate this Lease upon written notice to Tenant if: (i) Landlord reasonably determines that proceeds necessary to pay the full cost of repair is not available from Landlord's insurance, including without limitation earthquake insurance, plus such additional amounts Tenant elects, at its option, to contribute, excluding however the deductible (for which Tenant shall be responsible for Tenant's Share subject to the limitations set forth hereinabove); (ii) Landlord reasonably determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including without limitation Hazardous Materials, earthquake faults, and other similar dangers) within two hundred seventy (270) days after the date of the damage; (iii) an uncured Event of Default by Tenant has occurred; or (iv) the material damage occurs during the final twelve (12) months of the Term. Landlord shall notify Tenant in writing ("Landlord's Notice") within sixty (60) days after the damage occurs as to (A) whether Landlord is terminating this Lease as a result of such material damage and (B) if Landlord is not terminating this Lease, the number of days within which Landlord has estimated that the Premises, with reasonable diligence, are likely to be fully repaired. In the event Landlord elects to terminate this Lease, this Lease shall terminate as of the date specified for termination by Landlord's Notice (which termination date shall in no event be later than sixty (60) days following the date of the damage, or, if no such date is specified, such termination shall be the date of Landlord's Notice).

      (b) If Landlord has the right to terminate this Lease pursuant to Section 11.1(a) and does not elect to so terminate this Lease, and provided that at the time of Landlord's Notice an Event of Default does not exist hereunder, then within ten (10) days following delivery of Landlord's Notice pursuant to Section 11.1(a), Tenant may elect to terminate this Lease by written notice to Landlord, but only if (i) Landlord's Notice specifies that Landlord has determined that the Premises cannot be repaired, with reasonable diligence, within two hundred seventy (270) days after the date of damage or (ii) the casualty has occurred within the final twelve (12) months of the Term and such material damage has a materially adverse impact on Tenant's continued use of the Premises. If Tenant fails to provide such termination notice within such ten (10) day period, Tenant shall be deemed to have waived any termination right under this Section 1l.1(b) or any other applicable law.

      (c) In the event that neither Landlord nor Tenant terminates this Lease pursuant to this Section 11.1 as a result of material damage to the Building or Premises resulting from a casualty, Landlord shall repair all material damage to the Premises or the Building as soon as reasonably possible and this Lease shall continue in effect for the remainder of the Term. Subject to any provision to the contrary in the Work Letter, such repair by Landlord shall include repair of material damage to the Tenant Improvements constructed pursuant to the Work Letter, so long as insurance proceeds from insurance required to be carried by Tenant are made available to Landlord. Landlord shall have no liability to Tenant in the event that the Premises or the Building has not been fully repaired within the time period specified by Landlord in Landlord's Notice to Tenant as described in Section 11.1(a). Notwithstanding the foregoing, the repair of damage to the Premises to the extent such damage is not material shall be governed by Sections 7.1 and 7.2.

      (d) Commencing as of the sixth business day following such material damage to the Building, and ending on the sooner of the date the damage is repaired or the date this Lease is terminated, the rental to be paid under this Lease shall be abated in the same proportion that the Floor Area of the Premises that is rendered unusable by the damage from time to time bears to the total Floor Area of the Premises, as determined by Landlord.

      (e) Landlord shall not be required to repair or replace any improvements or fixtures that Tenant is obligated to repair or replace pursuant to Section
7.1 or any other provision of this Lease and Tenant shall continue to be obligated to so repair or replace any such improvements or fixtures, notwithstanding any provisions to the contrary in this Article XI. In addition, in the event the damage or destruction to the Premises or Building are due in substantial part to the fault or neglect of Tenant or its employees, subtenants, invitees or representatives, notwithstanding the provisions of Section 10.5, the costs of such repairs or replacement to the Premises or Building shall be borne by Tenant to the extent that insurance proceeds sufficient to complete such repair or replacement are not made available to Landlord and in addition, Tenant shall not be entitled to terminate this Lease as a result, notwithstanding the provisions of Section 11.1(b).

      (f) Tenant shall fully cooperate with Landlord in removing Tenant's personal property and any debris from the Premises to facilitate all inspections of the Premises and the making of any repairs. Notwithstanding anything to the contrary contained in this Lease, if Landlord in good faith believes there is a risk of injury to persons or damage to property from entry into the Building or Premises following any damage or destruction thereto, Landlord may restrict entry into the Building or the Premises by Tenant, its employees, agents and contractors in a non-discriminatory manner, without being deemed to have violated Tenant's rights of quiet enjoyment to, or made an unlawful detainer of, or evicted Tenant from, the Premises. Upon request, Landlord shall consult with Tenant to determine if there are safe methods of entry into the Building or the Premises solely in order to allow Tenant to retrieve files, data in computers, and necessary inventory, subject however to all indemnities and waivers of liability from Tenant to Landlord contained in this Lease and any additional indemnities and waivers of liability which Landlord may require.

      SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

                           ARTICLE XII. EMINENT DOMAIN

      SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of a sufficient condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

      SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

      SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area of the Site such that more than ten percent (10%) of the vehicle parking spaces are taken, Landlord may substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent and this Lease shall continue in effect.

          ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

      SECTION 13.1. SUBORDINATION. At the option of Landlord or any lender of Landlord's that obtains a security interest in the Building, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as no Event of Default exists under this Lease, Tenant's possession and quiet enjoyment of the Premises shall not be disturbed and this Lease shall not terminate in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. Tenant shall execute and deliver any documents or agreements requested by Landlord or such lessor or lender which provide Tenant with the non-disturbance protections set forth in this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall execute any instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be reasonably required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease. Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed-in-lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of the security deposit to the extent it is not actually received by such purchaser or bound by any rent paid for more than the current month in which the foreclosure occurred.

      SECTION 13.2. ESTOPPEL CERTIFICATE.

      (a) Tenant shall, at any time upon not less than ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord or any purchaser or encumbrancer may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Site.

      (b) Notwithstanding any other rights and remedies of Landlord, Tenant's failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured Events of Default in Landlord's performance, and (iii) not more than one month's rental has been paid in advance.

      SECTION 13.3. FINANCIALS.

      (a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time upon Landlord's request, Tenant's then-most current tax returns and financial statements, certified true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year, or, in the event Tenant is a publicly traded corporation on a nationally recognized stock exchange, Tenant's current financial reports filed with the Securities and Exchange Commission (collectively, the "Statements"), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Site, and to any encumbrancer of all or any portion of the Building or Site.

      (b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant's true financial condition as of the date of submission by any Statements to Landlord.

                   ARTICLE XIV. EVENTS OF DEFAULT AND REMEDIES

      SECTION 14.1. TENANT'S DEFAULTS. In addition to any other breaches of this Lease which are defined as Events of Default in this Lease, the occurrence of any one or more of the following events shall constitute an Event of Default by
Tenant:

      (a) The failure by Tenant to make any payment of Basic Rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of three (3) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these Events of Default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

      (b) The assignment, sublease, encumbrance or other transfer of this Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord when consent is required by this Lease.

      (c) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

      (d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or financial statements in accordance with the requirements of Article XIII.

      (e) The abandonment of the Premises by Tenant.

      (f) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in this Section 14.1, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to have committed an Event of Default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

      (g) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts or (vi) the failure of Tenant to pay its material obligations to creditors as and when they become due and payable, other than as a result of a good faith dispute by Tenant as to the amount due to such creditors. Landlord shall not be deemed to have knowledge of any event described in this Section 14.1(g) unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this Section 14.1(g) is contrary to applicable law, the provision shall be of no force or effect.

      SECTION 14.2. LANDLORD'S REMEDIES.

      (a) If an Event of Default by Tenant occurs, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

            (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from
Tenant:

                  (1) The worth at the time of award of the unpaid Basic Rent and additional rent which had been earned at the time of termination;

                  (2) The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                  (3) The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                  (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's Event of Default, including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys' fees, and any other reasonable costs; and

                  (5) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to the Event of Default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in Sections 14.2(a)(i) (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 14.2(a)(i)(3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

            (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this Section 14.2(a)(ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

      (b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any Event of Default by Tenant unless and until the Event of Default is cured by Tenant, it being understood and agreed that the performance by Landlord of its obligations under this Lease are expressly conditioned upon Tenant's full and timely performance of its obligations under this Lease. The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

      (c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Event of Default by Tenant. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Event of Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or Event of Default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or Event of Default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a breach or Event of Default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

      (d) Any agreement for free or abated rent or other charges, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease ("Inducement Provisions") shall be deemed conditioned upon Tenant's full and faithful performance of the terms, covenants and conditions of this Lease. Upon an Event of Default under this Lease by Tenant, any such Inducement Provisions shall automatically be deemed deleted from this Lease and of no further force or effect and the amount of any rent reduction or abatement or other bonus or consideration already given by Landlord or received by Tenant as an Inducement shall be immediately due and payable by Tenant to Landlord, notwithstanding any subsequent cure of said Event of Default by Tenant. The acceptance by Landlord of rent or the cure of the Event of Default which initiated the operation of this Section 14.1 shall not be deemed a waiver by Landlord of the provisions of this Section 14.2(d).

      SECTION 14.3. LATE PAYMENTS.

      (a) Any payment due to Landlord under this Lease, including without limitation Basic Rent, Tenant's Share of Operating Expenses or any other payment due to Landlord under this Lease, that is not received by Landlord within five
(5) days following notice from Landlord shall bear interest at the maximum rate permitted by law from the date due until fully paid. The payment of interest shall not cure any breach or Event of Default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of Basic Rent and Tenant's Share of Operating Expenses will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any Basic Rent or Tenant's Share of Operating Expenses due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days following notice from Landlord, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge, which the Tenant agrees is reasonable, in a sum equal to five percent (5%) of the amount overdue. Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's breach or Event of Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

      (b) Should Tenant deliver to Landlord, at any time during the Term, two
(2) or more insufficient checks, the Landlord may require that all monies then and thereafter due from Tenant be paid to Landlord by cashier's check. If any check for any payment to Landlord hereunder is returned by the bank for any reason, such payment shall not be deemed to have been received by Landlord and Tenant shall be responsible for any applicable late charge, interest payment and the charge to Landlord by its bank for such returned check. Nothing in this Section shall be construed to compel Landlord to accept Basic Rent, Tenant's Share of Operating Expenses or any other payment from Tenant if there exists an Event of Default unless such payment fully cures any and all such Event of Default. Any acceptance of any such payment shall not be deemed to waive any other right of Landlord under this Lease. Any payment by Tenant to Landlord may be applied by Landlord, in its sole and absolute discretion, in any order determined by Landlord to any amounts then due to Landlord.

      SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off. If Tenant fails to pay any sum of money, other than rent payable to Landlord, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant's part and Tenant hereby grants Landlord the right to enter onto the Premises in order to carry out such performance. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts nor shall Landlord be responsible to Tenant for any damage caused to Tenant as the result of such performance by Landlord. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord.

      SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event of Landlord's default under this Lease, Tenant's sole remedies shall be to seek damages or specific performance from Landlord.

      SECTION 14.6. EXPENSES AND LEGAL FEES. All sums reasonably incurred by Landlord in connection with any Event of Default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, or any action related to a filing for bankruptcy or reorganization by Tenant, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be due and payable to Landlord on demand, and shall bear interest at the rate of ten percent (10%) per annum. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this Section shall be determined by the trier of the facts.

      SECTION 14.7. WAIVER OF JURY TRIAL. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

      SECTION 14.8. SATISFACTION OF JUDGMENT. Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Site and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Site and no action for any deficiency may be sought or obtained by Tenant.

      SECTION 14.9. LIMITATION OF ACTIONS AGAINST LANDLORD. Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease, including without limitation any arising under a tort or contract cause of action, shall be barred unless Tenant commences an action thereon within six (6) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.

                             ARTICLE XV. END OF TERM

      SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. Any period of time following the Expiration Date or earlier termination of this Lease required for Tenant to remove its property or to place the Premises in the condition required pursuant to Section 15.3 (or for Landlord to do so if Tenant fails to do so) shall be deemed a holding over by Tenant. If Tenant holds over for any period after the Expiration Date (or earlier termination) of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only and an Event of Default under this Lease; such holding over with the prior written consent of Landlord shall constitute a month-to-month tenancy commencing on the first (1st) day following the termination of this Lease and terminating thirty (30) days following delivery of written notice of termination by either Landlord or Tenant to the other . In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be one hundred fifty percent (150%) of the Basic Rent for the month immediately preceding the date of termination, which amount shall be subject to increase by Landlord during the holdover period upon thirty (30) days written notice from Landlord. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

      SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

      SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Subject to the provisions of 7.3 of this Lease, upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant's expense. If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand. If Tenant fails to remove Tenant's personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord's option, in accordance with then applicable laws, all at the expense of Tenant. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

                        ARTICLE XVI. PAYMENTS AND NOTICES

      All sums payable by Tenant to Landlord shall be deemed to be rent under this Lease and shall be paid, without deduction or offset, in lawful money of the United States to Landlord at its address set forth in Item 12 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of Basic Rent and the Tenant's Share of Operating Costs pursuant to Sections 4.1 and 4.2, all payments shall be due and payable within five (5) days after demand. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises). Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered seventy-two (72) hours after mailing. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

                       ARTICLE XVII. RULES AND REGULATIONS

      Tenant agrees to observe faithfully and comply strictly with the Rules and Regulations, attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Site and Common Areas. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

                       ARTICLE XVIII. BROKER'S COMMISSION

      The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Tenant warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by Tenant in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

      In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all further obligations on the part of Landlord, and the transferor shall be relieved of any obligation to pay any funds in which Tenant has an interest to the extent that such funds have been turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law . No beneficiary of a deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or beneficiary under the deed of trust or the landlord actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

                           ARTICLE XX. INTERPRETATION

      SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

      SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

      SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

      SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

      SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease.

      SECTION 20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Any litigation commenced concerning any matters whatsoever


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arising out of or in any way connected to this Lease shall be initiated in the
Superior Court of the county in which the Site is located.

      SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      SECTION 20.8. WAIVER AND CUMULATIVE REMEDIES. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

      SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, other than financial inability, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or excuse Landlord or Tenant from the timely performance of any other obligation under this Lease within such party's reasonable control.

      SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building and the Site, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

      SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

      SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

      SECTION 20.13. INTERPRETATION. This Lease shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Lease.

                      ARTICLE XXI. EXECUTION AND RECORDING

      SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

      SECTION 21.2. CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership, and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its board of directors' resolution, operating agreement or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

      SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

      SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

      SECTION 21.5. AMENDMENTS. No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.


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      SECTION 21.6. EXECUTED COPY. Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

      SECTION 21.7. ATTACHMENTS. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

                           ARTICLE XXII. MISCELLANEOUS

      SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose, the terms and conditions of this Lease ("Confidential Information") to any third party, either directly or indirectly, without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion. The foregoing restriction shall not apply if either: (i) Tenant is required to disclose the Confidential Information in connection with its SEC filings or in response to a subpoena or other regulatory, administrative or court order, (ii) independent legal counsel to Tenant delivers a written opinion to Landlord that Tenant is required to disclose the Confidential Information to, or file a copy of this Lease with, any governmental agency or any stock exchange; provided however, that in such event, Tenant shall, before making any such disclosure (A) provide Landlord with prompt written notice of such required disclosure, (B) at Tenant's sole cost, take all reasonable legally available steps to resist or narrow such requirement, including without limitation preparing and filing a request for confidential treatment of the Confidential Information and (C) if disclosure of the Confidential Information is required by subpoena or other regulatory, administrative or court order, Tenant shall provide Landlord with as much advance notice of the possibility of such disclosure as practical so that Landlord may attempt to stop such disclosure or obtain an order concerning such disclosure. The form and content of a request by Tenant for confidential treatment of the Confidential Information shall be provided to Landlord at least five (5) business days before its submission to the applicable governmental agency or stock exchange and is subject to the prior written approval of Landlord. In addition, Tenant may disclose the terms of this Lease to prospective assignees of this Lease and prospective subtenants under this Lease with whom Tenant is actively negotiating such an assignment or sublease.

      SECTION 22.2. [Intentionally omitted]

      SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Site, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not increase Tenant's financial obligations or otherwise materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

      SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Building by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued. Tenant agrees that each beneficiary of a deed of trust or mortgage covering the Building is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether a default exists under such beneficiary's deed of trust.

      SECTION 22.5. COVENANTS AND CONDITIONS. All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

      SECTION 22.6. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Site. Tenant assumes all responsibility for the protection of Tenant, its employees, agents, invitees and property from acts of third parties. Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Site or any part thereof, in which event the cost thereof shall be included within the definition of Site Costs.

      SECTION 22.7. TERMINATION OF EXISTING LEASE. Landlord and Tenant, as successor-in-interest by corporate merger with Endgate Corporation, are currently parties to an office space lease dated March 26, 1997for space located at 321 Soquel Avenue, Sunnyvale, California (the "Existing Lease"). The parties agree that the Existing Lease shall terminate effective as of midnight on July 31, 2001, provided that such termination shall not relieve Tenant of (a) any accrued obligation or liability under the Existing Lease as of said termination date, or (b) any obligation under the Existing Lease which was reasonably intended to survive the expiration or termination thereof. Any advance rental paid by Tenant under the Existing Lease shall be rebated by Landlord or applied to the rent due hereunder.


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LANDLORD:                              TENANT:

THE IRVINE COMPANY                     ENDWAVE CORPORATION

By: ________________________________   By: ___________________________________
    Clarence W. Barker                    Name :______________________________
    Executive Vice President              Title :_____________________________


By: ________________________________   By: ___________________________________
    William R. Halford                    Name:_______________________________
    President, Office Properties          Title: _____________________________


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